UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2016

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10986 (Commission File Number)	11-2148932 (I.R.S. Employer Identification No.)

1938 New Highway, Farmingdale, New York 11735

(Address of principal executive offices, including zip code)

(631) 694-9555

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 27, 2016 and September 28, 2016, respectively, Misonix, Inc. (the “Company”) contacted the Securities and Exchange Commission (“SEC”) and the U.S. Department of Justice (“DOJ”) to voluntarily inform both agencies that the Company may have had knowledge of certain business practices of the independent Chinese entity that distributes its products in China, which practices raise questions under the Foreign Corrupt Practices Act (“FCPA”).

The Audit Committee of the Board of Directors of the Company engaged outside counsel to conduct an internal investigation to review these and other matters. The internal investigation is ongoing. The Company has no current information derived from the investigation to date or otherwise to suggest that its previously reported financial statements and results are incorrect in any material respect.

The Company intends to cooperate fully with the DOJ and SEC as the investigation continues. At this stage, the Company is unable to predict what, if any, action the DOJ or the SEC may take or what, if any, penalties or remedial measures these agencies may seek. Any determination that the Company’s operations or activities are not in compliance with existing laws or regulations could result in the imposition of fines, civil and criminal penalties, equitable remedies, including profit disgorgement, and injunctive relief.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISONIX, INC.

Date: September 28, 2016	By:	/s/ Stavros G. Vizirgianakis
Stavros G. Vizirgianakis
Interim Chief Executive Officer

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